Exhibit 8(b)
APPENDIX "A"
TO
CUSTODIAN AGREEMENT
BETWEEN
The Bank of New York and each of the following Investment Companies
Dated as of April 17, 1997
The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of December 1, 1994:
FUND Portfolio  Effective as of:
Fidelity Aberdeen Street Trust Fidelity Freedom Income Fund  August 31,
1996
 Fidelity Freedom 2000 Fund  August 31, 1996
 Fidelity Freedom 2010 Fund  August 31, 1996
 Fidelity Freedom 2020 Fund  August 31, 1996
 Fidelity Freedom 2030 Fund  August 31, 1996
Fidelity Advisor Annuity Fund Fidelity Advisor Annuity Government Investment Fund December 1, 1994
 Fidelity Advisor Annuity  High Yield Fund December 1, 1994
 Fidelity Advisor Annuity Money Market Fund  September 14, 1995
Fidelity Advisor Series II Fidelity Advisor Government Investment Fund December 1, 1994
 Fidelity Advisor High Yield Fund December 1, 1994
 Fidelity Advisor Short Fixed-Income Fund December 1, 1994
Fidelity Advisor IV Fidelity Advisor Intermediate Bond Fund December 1,
1994
 Fidelity Institutional Short-Intermediate Government Portfolio December 1,
1994
 Fidelity Real Estate High Income Fund December 1, 1994
Fidelity Advisor Series VIII Fidelity Advisor Strategic Income Fund December 1, 1994
Fidelity Boston Street Trust Fidelity Target Timeline 1999  January 18,
1996
 Fidelity Target Timeline 2001  January 18, 1996
 Fidelity Target Timeline 2003  January 18, 1996
Fidelity Charles Street Trust Fidelity Short-Intermediate Government Fund December 1, 1994
 Spartan Short-Term Income Fund December 1, 1994
 Spartan Investment Grade Bond Fund December 1, 1994
Fidelity Commonwealth Trust Fidelity Intermediate Bond Fund  December 1,
1994
Fidelity Concord Street Trust Spartan U.S. Bond Index Fund  December 1,
1994
Fidelity Covington Trust Fidelity Real Estate High Income Fund II May 16,
1996
Daily Money Fund Capital Reserves: Money Market Portfolio  September 14,
1995
 Capital Reserves: U.S. Government Portfolio  September 14, 1995
 Treasury Only   September 14, 1995
 Money Market Portfolio   September 14, 1995
 U. S. Treasury Portfolio   September 14, 1995
Fidelity Devonshire Trust Spartan Adjustable Rate Government Fund December
1, 1994
Fidelity Fixed-Income Trust Fidelity Short-Term Bond Portfolio December 1,
1994
 Fidelity Investment Grade Bond Fund December 1, 1994
 Spartan Government Income Fund December 1, 1994
 Spartan High Income Fund  December 1, 1994
 Spartan Short-Intermediate Government Fund December 1, 1994
Fidelity Government Securities Fund Fidelity Government Securities Fund December 1, 1994
Fidelity Hereford Street Trust Spartan Money Market Fund  December 1, 1994
 Spartan U.S. Government Money Market Fund  September 14, 1995
 Spartan U.S. Treasury Money Market Fund  September 14, 1995
Fidelity Income Fund Fidelity Ginnie Mae Fund  December 1, 1994
 Fidelity Advisor Mortgage Securities Portfolio December 1, 1994
 Spartan Limited Maturity Government Fund December 1, 1994
Fidelity Institutional Cash Portfolios Domestic   September 14, 1995
 Money Market   September 14, 1995
 Government   September 14, 1995
 Treasury   September 14, 1995
Fidelity Money Market Trust Rated Money Market   September 14, 1995
 Retirement Government Money Market Portfolio September 14, 1995 Retirement Money Market Portfolio September 14, 1995
Fidelity Phillips Street Trust Fidelity Cash Reserves  December 1, 1994
 Fidelity U.S. Government Reserves  September 14, 1995
Fidelity Select Portfolios Money Market Portfolio December 1, 1994 Fidelity Summer Street Trust Fidelity Capital & Income Fund December 1, 1994
Fidelity Union Street Trust Spartan Ginnie Mae Fund December 1, 1994 Fidelity Union Street Trust II Fidelity Daily Income Trust December 1, 1994
Variable Insurance Products Fund High Income Portfolio  December 1, 1994
 Money Market Portfolio   September 14, 1995
Variable Insurance Products Fund II Investment Grade Bond Portfolio December 1, 1994
 IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.
Each of the Investment Companies The Bank of New York
listed on this Appendix "A", on behalf
of each of their respective Portfolios
By:       /s/John H. Costello By:       /s/Stephen E. Grunston
Name:  John H. Costello Name:    Stephen E. Grunston
Title:   Asst. Treasurer Title:      Vice President